Exhibit No. 32.1
Form 10-K
September 30, 2010
Truewest Corporation
File No.  33-56574

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Truewest Corporation (the “Company”) on Form 10-K for the year ended September 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Glenn A. Little, Chief Executive and Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 10, 2010	By:	/s/ Glenn A. Little
Glenn A. Little
Chief Executive Officer and
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Truewest Corporation and will be retained by Truewest Corporation and furnished to the Securities and Exchange Commission or its staff upon request.